EXHIBIT 1

CUSIP No. 58507N105	SCHEDULE 13D	Page 11 of 12

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of MedTech Acquisition Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 9, 2023.

Dated: February 9, 2023

magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley A. Stein
		Name:	Hayley A. Stein
		Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

magnetar capital partners LP

	By:	/s/ Hayley A. Stein
		Name:	Hayley A. Stein
		Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

supernova management llc

	By:	/s/ Hayley A. Stein
		Name:	Hayley A. Stein
		Title:	Attorney-in-fact for David J. Snyderman, Manager

/s/ Hayley A. Stein
Hayley A. Stein
Title:	Attorney-in-Fact for David J. Snyderman